SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K-A

                        AMENDMENT NO. 1 - October 11, 1996

      Amendment No. 1 is being filed to add information truncated in error in the original filing.


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported):  September 30, 1996



                     Shenandoah Telecommunications Company
              (Exact name of registrant as specified in charter)





  Virginia                   0-9881                54-1162807
(State or other         (Commission File         (IRS Employer
jurisdiction of          Number)                 Identification
incorporation)                                    Number)




                124 South Main Street, Edinburg, Virginia 22824
                  (Address of principal executive offices)





Registrant's telephone number,
including area code: (540) 984-4141
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                                      -2-


Item 5.     Other Events

            ... The acquired CATV systems will become part of the Company's existing CATV system, which presently serves the town of Edinburg, Basye, and surrounding areas of Shenandoah County.

            On February 23, 1996, Shenandoah Cable Television announced the signing of a Letter of Intent and on July 30, 1996 announced it had signed a Definitive Agreement to acquire these properties.


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                                      -3-


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SHENANDOAH TELECOMMUNICATIONS COMPANY



                           By:  Christopher E. French
                                President